Exhibit 10.1

 [TRANSLATION FROM HEBREW]

STATE OF ISRAEL

MINISTRY OF NATIONAL INFRASTRUCTURES
LICENSING AUTHORITY NATURAL RESOURCES

Oil Exploration
17 May 2010

Mr. Richard Rinberg, CEO
Zion Oil & Gas Inc
15 Bareket Street
P.O. Box 3138
Industrial Park, Caesarea

Dear Sir

Re: Extension of Validity of Petroleum License 334/ “Asher Menashe”
      Your letter dated 16 May 2010

In partial response to your above referred application, I hereby extend the validity of the above license for an additional year namely up to June 9, 2011.

The procedure for extension of licenses is to approve an extension of a license for a maximum period of one year, each time.

During the extension period the Company shall execute the following work program:

1.	No later than August 1, 2010 present a contract with a geophysical contractor to carry out a new 2D seismic survey at least 30 kilometers in length.
2.	Carry out the above survey, and begin the survey no later than 1 October, 2010.
3.	No later than February 1, 2011, process and interpret the new lines, integrate with existing lines and present the Commissioner with a summarized report.
4.	No later than April 1, 2011 present a new drilling prospect within the permit area.
5.	Execute a contract with a contractor, to carry out drilling operations to the permian strata during 2011, before May 1, 2010.

Sincerely

Dr. Ya’akov Mimran
Commissioner of Petroleum Affairs